                                    FORM 8-K
                                 CURRENT REPORT


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                February 16, 1998



                              ZURN INDUSTRIES, INC.


                                                              IRS Employer
 State of                           Commission               Identification
Incorporation                       File Number                  Number
-------------                       -----------                  ------
Pennsylvania                          1-5502                    25-1040754


                                   Address and
                                Telephone Number
                               14801 Quorum Drive
                           Addison, Texas 75240 - 7584
                                972 - 560 - 2000


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ITEM 5.  OTHER EVENTS.

         On February 16, 1998, Zurn Industries, Inc. (the "Company"), U.S. Industries, Inc., a Delaware corporation ("U.S. Industries"), USI, Inc., a Delaware corporation and a wholly-owned subsidiary of U.S. Industries ("USI"), Blue Merger Corp., a Delaware corporation and a wholly-owned subsidiary of USI ("B-Corp"), and Zoro Merger Corp., a Pennsylvania corporation and a wholly-owned subsidiary of USI ("Z-Corp"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Z-Corp would merge with and into the Company (the "Zurn Merger") and B-Corp would merge with and into U.S. Industries (the "U.S. Industries Merger" and, collectively with the Zurn Merger, the "Mergers"), and the Company and U.S. Industries would thereby become wholly-owned subsidiaries of USI. Each of the Mergers is intended to be tax-free to each of the Company and U.S. Industries and their respective stockholders and to be accounted for as a pooling of interests. In connection with the Mergers, USI would change its name to "U.S. Industries, Inc."

         Pursuant to the Merger Agreement, at the effective time of the Mergers,
(i) each share of common stock, par value $0.01 per share, of U.S. Industries issued and outstanding immediately before the effective time would be converted into the right to receive one share of common stock, par value $0.01 per share, of USI ("USI Common Stock") and (ii) each share of common stock, par value $0.50 per share, of the Company ("Zurn Common Stock") issued and outstanding immediately before the effective time would be converted into the right to receive 1.6 shares of USI Common Stock.

         The obligations of the parties to the Merger Agreement to consummate the Mergers are conditioned upon, among other things, (i) approval and adoption of the Merger Agreement by U.S. Industries' stockholders and the Company's shareholders, (ii) the absence of any order or injunction that prohibits the consummation of the Mergers, (iii) the waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated, (iv) a Registration Statement on Form S-4 relating to the USI Common Stock to be issued in connection with the Mergers having been declared effective by the Securities and Exchange Commission and not being subject to any stop order or proceeding seeking the same, (v) USI and the Company having received a letter from Ernst & Young LLP stating that each of the Mergers will qualify as a pooling of interests transaction, and (vi) the shares of USI Common Stock to be issued in connection with the Mergers having been authorized for listing on the New York Stock Exchange, upon official notice of issuance.

         The Merger Agreement provides for the payment by the Company to U.S. Industries of a termination fee of $10 million, and up to $2 million in expenses, if the Merger Agreement is terminated under certain circumstances. In addition, the Company and U.S. Industries have entered into a Stock Option Agreement (the "Stock Option Agreement") pursuant to which the Company has granted to U.S. Industries an option to purchase such number of shares of Zurn Common Stock at $44.30 per share as would represent 10.1% of the outstanding shares of Zurn Common Stock (the "Option"). In general, the same circumstances that would give rise to the payment of a termination fee by the Company to U.S. Industries under the Merger Agreement would also result in the Option becoming exercisable. The total profit that U.S. Industries could realize upon exercise of the Option is limited to $5 million.

         Copies of the Merger Agreement and Stock Option Agreement are filed as Exhibits 2.1 and 10.1, respectively, hereto and are incorporated herein by this reference. The foregoing summary is qualified in its entirety by reference to such documents.

         On February 17, 1998, the Company and U.S. Industries issued a press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by this reference.




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ITEM 7.  EXHIBITS.

   Exhibit
   Number     Exhibit
   ------     -------

     2.1 Agreement and Plan of Merger, dated February 16, 1998, among the Company, U.S. Industries, USI, B-Corp, and Z-Corp.

    10.1 Stock Option Agreement, dated February 16, 1998, between the Company and U.S. Industries.

    99.1 Press release, dated February 17, 1998, issued by the Company and U.S. Industries.




                                      -3-
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ZURN INDUSTRIES, INC.



                                          /s/ GEORGE W. HANTHORN
                                          -----------------------------
                                          GEORGE W. HANTHORN
                                          Vice President -
                                          General Counsel and Secretary


February 17, 1998



                                      -4-
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                                INDEX TO EXHIBITS



EXHIBIT
NUMBER   EXHIBIT
------   -------

2.1      Agreement and Plan of Merger, dated February 16, 1998, among the
         Company, U.S. Industries, USI, B-Corp, and Z-Corp.

10.1 Stock Option Agreement, dated February 16, 1998, between the Company and U.S. Industries.

99.1     Press release, dated February 17, 1998, issued by the Company and U.S.
         Industries.